As filed with the Securities and Exchange Commission on June 16, 2016.

Registration No. 333-210669

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2080	47-2624098
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

116 Charlotte Avenue
Hicksville, NY 11801
(855) 542-2832

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Philip Thomas
Chief Executive Officer
Long Island Iced Tea Corp.
116 Charlotte Avenue
Hicksville, NY 11801
(855) 542-2832

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications, including communications sent to agent for service, should be sent to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800 Fax: (212) 818-8881	Ross Carmel, Esq. Peter DiChiara, Esq. Carmel, Milazzo & DiChiara LLP 261 Madison Avenue, 9th Floor New York, New York 10016 Telephone: (212) 658-0458 Fax: (646) 838-1314

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

This Amendment No. 3 (“Amendment No. 3”) to the Registration Statement on Form S-1 (File No. 333-210669) of Long Island Iced Tea Corp. (“Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 3. This Amendment No. 3 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering described in this Registration Statement. All amounts shown are estimates other than the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee.

Amount
SEC registration fee	$1,160
FINRA filing fee	2,225
NASDAQ listing fee	50,000
Printing and mailing expenses	50,000
Accounting fees and expenses	50,000
Legal fees and expenses	150,000
Transfer agent fees and expenses	10,000
Miscellaneous	86,615
Total expenses	$400,000

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to Holdco or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated certificate of incorporation also provides that we will indemnify any director or officer of ours to the fullest extent permitted by law. Our bylaws further provide that we will indemnify to the fullest extent permitted by law any person who becomes party to a proceeding by reason of the fact that he is or was an director, officer, employee or agent of ours, or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Business Combination

Effective May 27, 2015, we consummated the transactions contemplated by the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 31, 2015 and amended April 23, 2015, by and among us, Cullen Agricultural Holding Corp. (“Cullen”), Cullen Merger Sub, Inc., a wholly owned subsidiary of ours (“Parent Merger Sub”), LIIT Acquisition Sub, LLC, a wholly owned subsidiary of ours (“LIBB Merger Sub”), Long Island Brand Beverages, LLC (“LIBB”), Phil Thomas and Thomas Panza, and the other members of LIBB who signed joinder agreements to become parties to the Merger Agreement.

Upon the closing of the transactions contemplated by the Merger Agreement, (i) Parent Merger Sub merged with and into Cullen, with Cullen surviving as a wholly owned subsidiary of ours (the “Parent Merger”), and (ii) LIBB Merger Sub merged with and into LIBB, with LIBB surviving as a wholly owned subsidiary of ours (the “Company Merger”). Upon the closing of the Parent Merger, every fifteen shares of common stock of Cullen were automatically converted into one share of our common stock. Upon consummation of Company Merger, we issued an aggregate of 2,633,334 shares of our common stock to the former members of LIBB (“Members”), in exchange for all of the membership interests of LIBB. As a result of the Parent Merger and the Company Merger, we became a public company, the stockholders of Cullen and the Members became our stockholders and Cullen and LIBB became wholly owned subsidiaries of ours.

The issuances to the Members were made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder, for the offer and sale of securities not involving a public offering.

June/July Private Placements

On June 30, 2015, we sold an aggregate of 256,615 shares of our common stock to certain accredited investors at a purchase price of $4.00 per share, for an aggregate purchase price of approximately $1,027,000, including through the cancellation of an aggregate of approximately $556,000 in outstanding debt, including accrued interest, owed by the Company to certain of the investors. The shares were sold in a private placement pursuant to the terms of subscription agreements executed by each of the investors. Family members of Philip Thomas, the Company’s Chief Executive Officer and a member of its board of directors, and family members of Paul N. Vassilakos, a member of the Company’s board of directors, each purchased $50,000 worth of shares in the private placement.

On July 8, 2015, we sold an aggregate of 25,000 shares of our common stock to certain accredited investors at a purchase price of $4.00 per share, for an aggregate purchase price of approximately $100,000. The shares were sold in a private placement pursuant to the terms of subscription agreements executed by each of the investors.

The private placements were conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offerings were made solely to accredited investors without the use of any general solicitation or general advertising.

August Private Placement

Commencing on August 10, 2015 and ending on October 30, 2015, we conducted a “best efforts” private placement of up to $3,000,000 of units (the “August Private Placement”), at a price of $4.00 per unit, through Network 1 Financial Securities, Inc., as placement agent (the “Placement Agent”). During the August Private Placement, we sold an aggregate of 155,750 units for total gross proceeds of $623,000. The units consisted of one share of our common stock (or an aggregate of 155,750 shares) and one warrant (or an aggregate of 155,750 warrants). The units were separable immediately upon issuance and were issued separately as shares of common stock and warrants.

Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $6.00 per share, commencing immediately and expiring on September 17, 2018. The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to standard anti-dilution provisions. We may call the warrants for redemption, at our option, in whole and not in part, at a price of $0.01 per warrant, if (i) the closing price per share of the common stock is at least $10.00 for 30 consecutive trading days ending on the third business day prior to the notice of redemption or (ii) the common stock is listed for trading on a national securities exchange and the closing price per share of common stock on the first day of trading on such exchange is at least $7.50. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

Pursuant to the subscription agreement entered into with each of the investors in the August Private Placement, the investors have certain “piggyback” registration rights covering the resale of the shares of common stock included in the units and the shares of common stock underlying the warrants.

We incurred fees paid or to be paid in cash to the Placement Agent in connection with the August Private Placement of $15,000 as a commitment fee, $51,800 in commissions and $16,890 as a non-accountable expense allowance. As additional compensation, we issued the Placement Agent a warrant to purchase 15,575 shares of our common stock at an exercise price of $4.50 per share.

The August Private Placement was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The offering was made solely to accredited investors without the use of any general solicitation or general advertising.

Credit Facility

On November 23, 2015, we entered into a Credit and Security Agreement (the “Credit Agreement”), as amended as of January 10, 2016 and April 7, 2016, with Brentwood LIIT Inc. (“Brentwood”), as the lender. Brentwood is owned by Eric Watson, who immediately prior to the entering into the Credit Agreement beneficially owned more than 16% of our outstanding common stock, and KA#2 Ltd. The Credit Agreement provides for a revolving credit facility (the “Credit Facility”). The amount available to be advanced under the Credit Facility (the “Available Amount”) may be increased from time to time, in increments of $500,000, up to a maximum of $5,000,000 (the “Facility Amount”), and we may obtain further advances, subject to the approval of Brentwood. The proceeds of the Credit Facility are to be used for the purposes disclosed in writing to Brentwood in connection with each advance. Brentwood has approved an Available Amount of $1,500,000 and has made advances to us in the same amount. Upon the completion of all approved advances, the principal amount of loans outstanding, including capitalized interest and fees (both of which are excluded when determining whether the Available Amount has been reached), was $1,627,930.

The loans under the Credit Agreement are evidenced by a promissory note (the “Brentwood Note”). Brentwood may elect to convert the outstanding principal and interest under the Brentwood Note into shares of our common stock at a conversion price of $4.00 per share. The conversion price and the shares of common stock or other property issuable upon conversion of the principal and interest are subject to adjustment in the event of any stock split, stock combination, stock dividend or reclassification of our common stock, or in the event of a fundamental transaction.

In addition, in connection with the establishment of the Credit Facility, we issued a warrant to Brentwood (the “Brentwood Warrant”). The Brentwood Warrant entitles the holder to purchase 1,111,111 shares of common stock at an exercise price of $4.50 and includes a cashless exercise provision. The exercise price and number of shares of our common stock or property issuable on exercise of the Brentwood Warrant are subject to adjustment in the event of any stock split, stock combination, stock dividend or reclassification of the common stock, or in the event of a fundamental transaction.

Brentwood has agreed to convert all of the outstanding principal and interest under the Brentwood Note into 421,972 shares of our common stock at the closing of the offering. In addition, Brentwood will exchange the Brentwood Warrant for 486,111 shares of our common stock at such time. The Credit Facility will remain outstanding, except that the Facility Amount will be reduced to $3,500,000.

The securities issuable under the Credit Agreement, including the shares of the Company’s common stock issuable upon conversion of the Note and exercise of the Warrant, are being offered pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering.

November Private Placement

Commencing on November 24, 2015 and ending on March 14, 2016, we conducted another “best efforts” private placement of up to $3,000,000 of units (the “November Private Placement”), at a price of $4.00 per unit, through the Placement Agent. During the November Private Placement, we sold an aggregate of 189,975 units for total gross proceeds of $759,900. The units consisted of one share of our common stock (or an aggregate of 189,975 shares) and one warrant (or an aggregate of 189,975 warrants). The units were separable immediately upon issuance and were issued separately as shares of common stock and warrants.

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share, commencing immediately and expiring on November 30, 2018. The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to standard anti-dilution provisions. We may call the warrants for redemption, at our option, in whole and not in part, at a price of $0.01 per warrant, if (i) the closing price per share of the common stock is at least $10.00 for 30 consecutive trading days ending on the third business day prior to the notice of redemption or (ii) the common stock is listed for trading on a national securities exchange and the closing price per share of common stock on the first day of trading on such exchange is at least $7.50. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of warrants will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

Pursuant to the subscription agreement entered into with each of the investors in the November Private Placement, the investors have certain “piggyback” registration rights covering the resale of the shares of common stock included in the units and the shares of common stock underlying the warrants.

We incurred fees paid or to be paid in cash to the placement agent in connection with the November Private Placement of $42,990 in commissions and $22,797 as a non-accountable expense allowance. As additional compensation, we issued a warrant to the placement agent to purchase 18,998 shares of common stock at an exercise price of $4.50 per share.

The November Private Placement was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The offering was made solely to accredited investors without the use of any general solicitation or general advertising.

March Private Placement

On March 29 and 31, 2016, we sold an additional 58,750 units on a private placement basis, or the “March Private Placement,” directly to various accredited investors, at a price of $4.00 per unit, for aggregate gross proceeds of $235,000. The units consisted of one share of common stock (for an aggregate of 58,750 shares) and one warrant (for an aggregate of 58,750 warrants). Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share, expiring on March 29, 2019.

The March Private Placement was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The offering was made solely to accredited investors without the use of any general solicitation or general advertising.

Equity Grants

On January 26, 2016, the Company granted 8,956 shares of its common stock to each of its nonemployee directors, Kerry Kennedy, Paul Vassilakos, Edward Hanson and Richard Roberts, for an aggregate of 35,824 shares, as compensation for their services as directors. On the same day, the Company also granted 7,500 shares of its common stock to each of the members of its advisory board, John Carson, Tom Cardella, Dan Holland and David Williams, for an aggregate of 30,000 shares of its common stock, as compensation for their advisory services.

On March 31, 2016, we granted 7,500 shares of our common stock to our Vice President of National Sales & Marketing, Joseph Caramele, and we granted an aggregate of 34,133 shares of common stock to several consultants, vendors and advisors, which includes 15,833 shares issued to Bert Moore, a member of our Advisory Board, related to a consumer marketing project.

The January stock grants were conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and the March stock grants were conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder, for the offer and sale of securities not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Annex C of the proxy statement/prospectus that forms a part of the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
3.2	Bylaws (incorporated from Annex D of the proxy statement/prospectus that forms a part of the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
4.1	Specimen common stock Certificate of Long Island Iced Tea Corp (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
4.2*	Form of Underwriters’ Warrant.
5.1	Opinion of Graubard Miller.
10.1	Form of Registration Rights Agreement among Triplecrown Acquisition Corp. and the Triplecrown Founders (incorporated by reference from Triplecrown Acquisition Corp.’s Registration Statement on Form S-1 (File Nos. 333-144523 and 333-146850) originally filed on July 12, 2007).
10.2	Sale and Purchase Agreement, dated as of December 31, 2014, by and between Cullen Agricultural Holding Corp. and Hart Acquisitions, LLC (incorporated by reference from Exhibit 10.5 to Cullen’s Annual Report on Form 10-K filed on March 4, 2015).
10.3	Form of Lock-Up Agreement (incorporated from Exhibit 10.1 to Cullen’s Current Report on Form 8-K filed on January 6, 2015).
10.4	Form of Escrow Agreement (incorporated by reference from Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
10.5	Form of Registration Rights Agreement (incorporated from Exhibit 10.3 to Cullen’s Current Report on Form 8-K filed on January 6, 2015).
10.6	Form of Employment Agreement between Long Island Iced Tea Corp. and Philip Thomas (incorporated by reference from Exhibit 10.9 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
10.7	Form of Employment Agreement between Long Island Iced Tea Corp. and Peter Dydensborg (incorporated by reference from Exhibit 10.10 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
10.8	Form of Employment Agreement between Long Island Iced Tea Corp. and James Meehan (incorporated by reference from Exhibit 10.11 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
10.9	Form of Employment Agreement between Long Island Brand Beverages LLC. and Thomas Panza (incorporated by reference from Exhibit 10.12 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
10.10	2015 Long-Term Incentive Equity Plan (incorporated by reference from Annex G of the proxy statement/prospectus that forms a part of the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).
10.11	Form of Executive Stock Option Agreement (incorporated by from Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 23, 2016).
10.12	Form of Subscription Agreement (incorporated by reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2015).
10.13	Form of Warrant (incorporated by reference from Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2015).

Exhibit No.	Description
10.14	Expense Reimbursement Agreement, dated as of November 23, 2015, by and between Long Island Iced Tea Corp. and Magnum Vending Corp. (incorporated from Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on November 24, 2015).
10.15	Credit and Security Agreement, dated as of November 23, 2015, by and among Long Island Brand Beverages, LLC, Long Island Iced Tea Corp. and Brentwood LIIT Inc. (incorporated from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 24, 2015).
10.16	Form of Secured Convertible Promissory Note (incorporated from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 24, 2015).
10.17	Form of Brentwood Warrant (incorporated from Exhibit C to the Credit and Security Agreement). (incorporated from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 24, 2015).
10.18	Form of Parent Guaranty (incorporated from Exhibit D to the Credit and Security Agreement). (incorporated from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 24, 2015).
10.19	Registration Rights Agreement, dated as of December 3, 2015, by and among Long Island Brand Beverages, LLC, Long Island Iced Tea Corp. and Brentwood LIIT Inc. (incorporated from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 16, 2015).
10.20	Pledge and Escrow Agreement, dated as of December 3, 2015, by and among Long Island Iced Tea Corp., Brentwood LIIT Inc. and Graubard Miller (incorporated from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 16, 2015).
10.21	First Amendment to Credit and Security Agreement, effective as of January 10, 2016, by and among Long Island Brand Beverages LLC, Long Island Iced Tea Corp., and Brentwood LIIT Inc. (incorporated from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 20, 2016).
10.22	Second Amendment to Credit and Security Agreement, effective as of April 7, 2016, by and among Long Island Brand Beverages LLC, Long Island Iced Tea Corp., and Brentwood LIIT Inc. (incorporated from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 8, 2016).
10.23	Amendment No. 1 to Registration Rights Agreement, dated as of April 7, 2016, by and among Long Island Brand Beverages LLC, Long Island Iced Tea Corp. and Brentwood LIIT Inc. (incorporated from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 8, 2016).
10.24	Consulting Agreement, dated as of June 17, 2015 and Amendment No. 1 thereto, dated as of June 6, 2016, by and between Long Island Iced Tea Corp. and Julian Davidson.
10.25	Form of Employment Agreement by and between Long Island Iced Tea Corp. and Julian Davidson.
10.26	Employment Agreement, dated as of June 1, 2016, by and between Long Island Iced Tea Corp. and Richard B. Allen.
21.1	List of subsidiaries (incorporated by from Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 23, 2016).
23.1*	Consent of Marcum LLP.
23.2	Consent of Graubard Miller (incorporated from Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of the initial filing and Amendment No. 2 of the Registration Statement).
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Scheme.
101.CAL	XBRL Taxonomy Calculation Linkbase.
101.DEF	XBRL Taxonomy Definition Linkbase.

Exhibit No.	Description
101.LAB	XBRL Taxonomy Label Linkbase.
101.PRE	XBRL Taxonomy Presentation Linkbase.

*	Previously filed.
(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting certificates in such denominations and registered in such names as required by underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	For purposes of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of June, 2016.

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas Name: Philip Thomas Title: Chief Executive Officer

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Philip Thomas Philip Thomas	Chief Executive Officer (Principal Executive Officer)	June 16, 2016
* Richard Allen	Chief Financial Officer (Principal Financial Officer)	June 16, 2016
* James Meehan	Chief Accounting Officer (Principal Accounting Officer)	June 16, 2016
* Julian Davidson	Executive Chairman	June 16, 2016
* Edward Hanson	Director	June 16, 2016
* Kerry Kennedy	Director	June 16, 2016
* Richard Roberts	Director	June 16, 2016
* Paul Vassilakos	Director	June 16, 2016
* Tom Cardella	Director	June 16, 2016
*By:	/s/ Philip Thomas Philip Thomas, attorney-in-fact